Exhibit 1.1

5,500,000 SHARES

TAL INTERNATIONAL GROUP, INC.

COMMON STOCK

UNDERWRITING AGREEMENT

March 31, 2011

Merrill Lynch, Pierce, Fenner & Smith
Incorporated (“Merrill Lynch”)
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC

As Representatives of the several Underwriters,
c/o	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, NY 10036

Ladies and Gentlemen:

1.             Introductory.        TAL International Group, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 2,500,000 shares of its common stock, par value $0.001 per share (the “Common Stock”); and the stockholders of the Company named in Schedule B (collectively, the “Selling Stockholders”) severally propose to sell to the Underwriters an aggregate of 3,000,000 shares of Common Stock.  The 2,500,000 shares of Common Stock to be sold by the Company and the 3,000,000 shares of Common Stock to be sold by the Selling Stockholders are collectively called the “Firm Shares”.  In addition, the Selling Stockholders have severally granted to the Underwriters an option to purchase up to an additional 825,000 shares (the “Optional Shares”) of Common Stock, as provided in Section 3(b), each Selling Stockholder selling up to the amount set forth opposite such Selling Stockholder’s name in Schedule B.  The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Shares”.  Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Shares.

To the extent there are no additional Underwriters listed on Schedule A other than you, the terms Representatives and Underwriters as used herein shall mean you, as Underwriters.  The terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

The Company and each of the Selling Stockholders hereby agree, severally and not jointly, with the several Underwriters as follows:

2.             Representations and Warranties of the Company and the Selling Stockholders.

(a)           The Company represents and warrants to, and agrees with, each of the several Underwriters as of the date hereof and as of each Closing Date that:

(i)            The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-170169), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale from time to time by the Company of certain debt and equity securities of the Company and the public offering and sale from time to time by certain stockholders of the Company, including the Selling Stockholders, of shares of Common Stock, including the Shares.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.”  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement.    The term “preliminary prospectus” shall mean any preliminary prospectus supplement relating to the offering of the Shares, together with the Base Prospectus, that is filed with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) prior the filing of the Prospectus.  The term “Prospectus” shall mean the final prospectus relating to the Shares that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”).  Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)(“EDGAR”).

(ii)           Compliance with Registration and Exchange Act Requirements.

(A)          The Company meets the requirements for use of Form S-3 under the Securities Act.  The Registration Statement has been declared effective by the Commission under the Securities Act.  The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

(B)           Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act.  Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness and at the date hereof, complied and complies in all material respects with the Securities Act and did not and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) under the Securities Act, at each Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, based upon and in conformity with written information furnished to the Company by any Underwriter through any of the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(c) hereof.  There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.

(C)           The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.  Any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

(iii)          The term “Issuer Free Writing Prospectus” means means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 under the Securities Act (“Rule 405”)) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication”

within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).  The term “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule C hereto.

(iv)          The term “Disclosure Package” shall mean (A) the preliminary prospectus dated as of March 28, 2011, (B) the Issuer General Use Free Writing Prospectuses, if any, identified in Schedule C hereto, (C) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (D) the number of Shares being sold and the price at which the Shares will be sold to the public as set forth in Schedule C hereto.  As of 5:00 p.m. (New York time) on the date of execution and delivery of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(c) hereof.

(v)           At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)          Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Shares under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through any of the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(c) hereof.

(vii)         The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the prospects, condition (financial or otherwise), business, properties, management or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(viii)        Each subsidiary of the Company that constitutes a “significant subsidiary”, as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act (each, a “Significant Subsidiary”) has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation (to the extent such concept is applicable under the laws of the jurisdiction of incorporation), with the requisite corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to be in good standing would not have a Material Adverse Effect; each Significant Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects (except (A) liens and encumbrances, if any, described in the Disclosure Package and the Prospectus, (B) pledged or otherwise granted as security to secure indebtedness of the Company and/or its subsidiaries pursuant to any agreements or instruments evidencing indebtedness of the Company and/or its subsidiaries existing on each Closing Date, (C) for statutory liens for current taxes, assessments or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and (D) for restrictions and other limitations on the transfer thereof pursuant to applicable federal, state and foreign securities laws (the liens, encumbrances and defects described in the preceding clauses (A) through (D) are herein referred to as “Permitted Liens”); the entities listed on Schedule D hereto are the only Significant Subsidiaries; and the subsidiaries of the Company that are not Significant Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act.

(ix)           The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Disclosure Package and the Prospectus).  The Shares to be sold by the Company pursuant to this Agreement (the “Company Shares”) and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Company Shares have been delivered and paid for in accordance with this Agreement on each Closing Date, such Company Shares will have been, validly issued, fully paid and nonassessable.  The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.  The outstanding shares of Common Stock were not, and the Company Shares will not be, issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company, except such as have been satisfied or waived on or prior to the date hereof.

(x)            Except as disclosed in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xi)           Except as disclosed in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act that have not been satisfied or waived on or prior to the date hereof.

(xii)          The Company Shares have been approved for listing on the New York Stock Exchange, subject to notice of issuance.

(xiii)         No consent, approval, authorization or order of, or registration or filing with, any governmental or regulatory body, agency or authority or any court is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws, from or with the Financial Industry Regulatory Authority (“FINRA”) or the failure to obtain or make which would not have a Material Adverse Effect or a material adverse effect on the transactions contemplated hereby.

(xiv)        The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated herein will not result in a breach or violation by the Company or its Significant Subsidiaries of any of the terms and provisions of, or constitute a default by the Company or its Significant Subsidiaries under (A) assuming the accuracy of the representations and warranties of the other parties hereto and the performance by those parties of their agreements and obligations herein, any statute, law, rule, regulation or order of any governmental or regulatory body, agency or authority or any judgment, order or decree of any court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their properties, (B) any agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any such Significant Subsidiary is bound or to which any of the properties of the Company or any such Significant Subsidiary is subject, or (C) the charter or by-laws of the Company or any such Significant Subsidiary, except with respect to clauses (A) and (B) only, for any such breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has full corporate power and authority to authorize, issue and sell the Company Shares as contemplated by this Agreement.

(xv)         Neither the Company nor any of its Significant Subsidiaries is (A) in violation of any statute, law, rule or regulation of any governmental or regulatory body, agency or authority or any judgment, order or decree of any court having jurisdiction over the Company or such Significant Subsidiary or any of its properties, (B) in default under any agreement or instrument to which the Company or such Significant Subsidiary is a party or by which it may be bound, or to which any of the property or assets of the Company or such Significant Subsidiary is subject, or (C) in violation or in default under its charter or by laws, except with respect to clauses (A) and (B) only, for such defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(xvi)        This Agreement has been duly authorized, executed and delivered by the Company.

(xvii)       On or before the First Closing Date (as defined herein), “lock-up” agreements, each substantially in the form of Exhibit A hereto (“Lock-up Agreements”), relating to sales and certain other dispositions of shares of Common Stock or certain other securities, have been executed and delivered to the Representatives by all directors and senior officers of the Company listed on Schedule E hereto, and all such agreements are in full force and effect.

(xviii)      Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and title to all other properties and assets owned by them that, individually or in the aggregate, are material to the Company and its subsidiaries, taken as a whole, in each case free from liens, encumbrances and defects (other than Permitted Liens) that would materially and adversely affect the value thereof or materially and adversely interfere with the use made or to be made thereof by them; and except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its subsidiaries hold any leased real or personal property that, individually or in the aggregate, are material to the Company and its subsidiaries, taken as a whole, under valid and enforceable leases with no exceptions (other than Permitted Liens) that would materially and adversely interfere with the use made or to be made thereof by them.

(xix)         All of the master lease agreements, lease addenda and other agreements material to the business of the Company and its subsidiaries, considered as one enterprise, are in full force and effect; and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the master lease agreements, lease addenda or other agreements mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries with respect to any such master lease agreement, lease addendum or other agreement.

(xx)          The Company is in compliance with all of the obligations imposed on an owner of an intermodal freight container, as described in the International Convention for Safe Containers, 1972 (CSC), as amended, adopted by the International Maritime Organization, except for the failure to comply with any such obligations which would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxi)         The Company and its subsidiaries possess adequate certificates, authorities, licenses, approvals or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license, approval or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxii)        No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(xxiii)       The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate rights to use trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxiv)       Except as disclosed in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; the Company is not aware of any pending investigation which might lead to such a claim.

(xxv)        Except as disclosed in the Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or, to the Company’s knowledge, affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Shares; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated.

(xxvi)       The financial statements included or incorporated by reference in each Registration Statement, the Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in Registration Statement, the Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis; all non-GAAP financial information included or incorporated by reference in a Registration Statement complies in all material respects with the requirements of Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act; and the schedules included or incorporated by reference in each Registration Statement, the Disclosure Package and the Prospectus present fairly the information required to be stated therein.

(xxvii)      Except as disclosed in the Disclosure Package and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus there has been no material adverse change, nor any development or event reasonably expected to involve a prospective material adverse change, in the prospects, condition (financial or otherwise), business, properties, management or results of operations of the Company and its subsidiaries, taken as a whole, and, except as disclosed in or contemplated by the Disclosure Package and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xxviii)     The Company is not and, after giving effect to the sale of the Company Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.

(xxix)       The Company is subject to and in compliance with the reporting requirements of Section 13 of the Exchange Act.

(xxx)        The Company and its subsidiaries have filed all Federal, state, local and foreign tax returns that have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is no tax deficiency that has been or, to the knowledge of the Company, might reasonably be expected to be asserted or threatened against the Company or any subsidiary.

(xxxi)       Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in its reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

(xxxii)      Based on the evaluation of its internal control over financial reporting (as such term is defined in Rule 13a-15 under the Exchange Act), the Company is not aware of (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(xxxiii)     There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxiv)     Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official from corporate funds, (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxv)      The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxvi)     Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds from the sale of the Company Shares, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxvii)    The Company has not distributed and will not distribute, prior to the later of each Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Schedule C hereto or the Registration Statement.

(xxxviii)   Neither the Company nor any affiliate of the Company has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(xxxix)     The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Disclosure Package and the Prospectus are independent public accountants as required by the Securities Act, the Exchange Act, and the PCAOB.

(xl)           Any statistical and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(xli)          The Company and its subsidiaries carry, or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(b)           Each Selling Stockholder severally, and not jointly, represents and warrants to, and agrees with, the several Underwriters as of the date hereof and as of each Closing Date that:

(i)            Such Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Shares to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Shares on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Shares to be delivered by such Selling Stockholder on such Closing Date, subject to any interests created by the several Underwriters.

(ii)           Such Selling Stockholder has, and on each Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into the Custody Agreement (as defined below) signed by such Selling Stockholder and the Custodian (as defined below) relating to the deposit of the Shares to be sold by such Selling Stockholder and the Power of Attorney (the “Power of Attorney”) appointing The Jordan Company, L.P. as such Selling Stockholder’s attorney-in-fact to the extent set forth therein and relating to the transactions contemplated hereby; and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein and therein.

(iii)          No consent, approval, authorization or order of, or registration or filing with, any governmental or regulatory body, agency or authority or any court is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by the Custody Agreement or this Agreement in connection with the sale of the Shares sold by such Selling Stockholder, except such as have been obtained and made under the Securities Act and such as may be required under state securities laws.

(iv)          This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(v)           The Power of Attorney and related Custody Agreement with respect to such Selling Stockholder have been duly authorized, executed and delivered by such

Selling Stockholder and constitute valid and legally binding obligations of such Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principals.

(vi)          The execution, delivery and performance of the Custody Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any law, statute, rule or regulation governing transactions of this type or any order applicable to such Selling Stockholder of any governmental body, agency or authority or any court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties, (B) any material agreement or material instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject or (C) the charter or by-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership, the trust agreement of such Selling Stockholder is a trust or any other constituent documents of such Selling Stockholder.

(vii)         All information furnished by and related to such Selling Stockholder and included in the Disclosure Package, the Prospectus or any amendment or supplement thereto (with respect to the respective Selling Stockholder only, the “Selling Stockholder Information”), as of the Applicable Time is, and on each Closing Date will be, true, correct and complete in all material respects, and as of the Applicable Time does not, and on each Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information, in the light of the circumstances under which such statements were made, not misleading.

(viii)        Except as disclosed in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ix)           The sale of the Shares by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Disclosure Package, the Prospectus or any supplement thereto.

(x)            In the case of each Selling Stockholder listed on Schedule B hereto, such Selling Stockholder has reviewed the Registration Statement and the representations and warranties of the Company contained in this Section 2(a) and has no reason to believe that such representations and warranties are not true and correct

(xi)           Such Selling Stockholder represents that it has not prepared or had prepared on its behalf (or will prepare or have prepared on its behalf) or used or referred to (or will use or refer to), any free writing prospectus, and represents that it has not distributed and will not distribute any written materials in connection with the offer or sale of the Shares.

(xii)          Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xiii)         Upon payment of the purchase price for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Representatives, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Shares is unnecessary because such Shares are already in possession of Cede or such nominee), registration of such Shares in the name of Cede or such other nominee (unless registration of such Shares is unnecessary because such Shares are already registered in the name of Cede or such nominee), and the crediting of such Shares on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (the “UCC”), to such Shares), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Shares and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Shares, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Shares to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Shares then held by DTC or such securities intermediary.

(c)          Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

3.             Purchase, Sale and Delivery of Shares.

(a)           The Firm Shares.

(i)            Upon the terms herein set forth, (A) the Company agrees to issue and sell to the several Underwriters an aggregate of 2,500,000 Firm Shares and (B) the Selling Stockholders agree, severally and not jointly, to sell to the several Underwriters an aggregate of 3,000,000 Firm Shares, each Selling Stockholder selling the number of Firm Shares set forth opposite such Selling Stockholder’s name on Schedule B.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders the respective number of Firm Shares set forth opposite their names on Schedule A.  The purchase price per Firm Share to be paid by the several Underwriters to the Company and the Selling Stockholders shall be $34.47 per share.

(ii)           Certificates in negotiable form for the Shares to be sold by the Selling Stockholders hereunder have been placed in custody, for delivery under this Agreement, under custody agreements (“Custody Agreements”), made with Computershare Shareholder Services, Inc., as custodian (“Custodian”).  Each Selling Stockholder agrees that the Shares represented by the certificates held in custody for the Selling Stockholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust.  If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Shares hereunder, certificates for such Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

(iii)          The Company will deliver the Firm Shares being issued and sold by it, and the Custodian will deliver the Firm Shares being sold by the Selling Stockholders, for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, with respect to the Firm Shares purchased from the Company, and to the order of the Custodian, with respect to the Firm Shares purchased from the Selling Stockholders, at the office of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, at 10:00 A.M., New York time, on April 6, 2011 (unless postponed in accordance with the provisions of Section 10)

(such time being herein referred to as the “First Closing Date”).  The certificates for the Firm Shares being purchased on the First Closing Date will be in definitive form, in such denominations and registered in such names as the Representatives request upon reasonable notice prior to such First Closing Date and will be made available for checking and packaging at the above office of Cravath, Swaine & Moore LLP at a reasonable time in advance of the First Closing Date.

(b)           The Optional Shares; the Subsequent Closing Date.

(i)            In addition, upon written notice from the Representatives given to the Selling Stockholders (with a copy to the Company) from time to time but not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Shares at the purchase price per share to be paid for the Firm Shares.  The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Shares obtained by multiplying the number of shares of Optional Shares specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule B hereto under the caption “Number of Optional Shares to be Sold” and the denominator of which is the total number of Optional Shares (subject to adjustment by the Representatives to eliminate any sales or purchases of fractional Shares) and the Underwriters agree, severally and not jointly, to purchase such Optional Shares.  Such Optional Shares shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of shares of Firm Shares set forth opposite such Underwriter’s name bears to the total number of shares of Firm Shares (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares.  No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Selling Stockholders (with a copy to the Company).

(ii)           Each time for the delivery of and payment for the Optional Shares, being herein referred to as a “Subsequent Closing Date”, which may be the First Closing Date (the First Closing Date and each Subsequent Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Shares is given.  The Custodian will deliver the Optional Shares being purchased on each Subsequent Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Custodian, at the above office of Cravath, Swaine & Moore LLP, or at such other place as shall be agreed upon by the Representatives, the Company and the Selling Stockholders.  The certificates for the Optional Shares being purchased on each Subsequent Closing Date will be in definitive form, in such denominations and registered in such names as the Representatives request upon reasonable notice prior to such

Subsequent Closing Date and will be made available for checking and packaging at the above office of Cravath, Swaine & Moore LLP at a reasonable time in advance of such Subsequent Closing Date.

(c)           Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus.

4.             Certain Agreements of the Company and the Selling Stockholders.  (a) The Company agrees with the several Underwriters and the Selling Stockholders that:

(i)            Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form to which the Representatives do not reasonably object with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed therein and will provide evidence satisfactory to the Representatives of such timely filing, which evidence shall be satisfied by the availability of such Prospectus on EDGAR (or any successor thereto). The Company will promptly advise the Representatives (A) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (B) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (C) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose, which notice, in the case of clauses (A) and (B) above, shall be satisfied by the availability of such amendment or supplement on EDGAR (or any successor thereto).  The Company will make every reasonable effort to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(ii)           The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus.  If at any time when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172 under the Securities Act (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object.  The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  The Company has given the Representatives notice of any filings made pursuant to the Exchange Act within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the First Closing Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.  At any time during the period during which a Prospectus relating to the Shares is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, if there is any change in the information referred to in Section 2(b)(vii) with respect to a Selling Stockholder, such Selling Stockholder will immediately notify the Representatives of such change.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

(iii)          As soon as practicable, the Company will make generally available to its securityholders an “earnings statement” covering the twelve-month period ending December 31, 2011 that will satisfy, and provide to the Underwriters the benefits contemplated by, the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(iv)          The Company will furnish to the Representatives copies of each Registration Statement (without exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the second business day following the execution and delivery of this Agreement.  All other such documents shall be so furnished as soon as available.  The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(v)           The Company will use its reasonable best efforts to arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives designate and to which the Company shall consent (such consent not to be unreasonably withheld) and will continue such qualifications in effect so long as required for the distribution; provided that the Company will not be required to (A) qualify to do business in any jurisdiction in which it is not now qualified or take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject to such service of process or (B) subject the Company or any of its subsidiaries to taxation in any such jurisdiction where they are not now subject.

(vi)          During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders; provided that any information or documents available on the Commission’s EDGAR system shall be considered sufficiently furnished for the purposes of this Section 4(a)(vi).

(vii)         The Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholders, as the case may be, under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates for the Company Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Company Shares to the Underwriters, (iv) the fees and disbursements of Mayer Brown LLP, New York, as counsel to the Company, The Resolute Funds (as defined in Schedule B hereto) and JZ Capital Partners Limited, and the fees and disbursements of the Company’s and the Selling Stockholders’ accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 4(a)(v) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters, (vi) the fees and expenses of any transfer agent or registrar for the Shares, (vii) any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Shares, including one-half of the cost of any aircraft chartered in connection with attending or hosting such meetings, (viii) the fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange.  Edgewater (as defined in Schedule B hereto) will pay all fees and disbursements incurred in connection with its counsel, Vedder Price P.C.  Notwithstanding the foregoing, the Selling Stockholders will pay any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares sold by the Selling Stockholders to the Underwriters.

(viii)        The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(ix)           The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Shares that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto.  Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”.  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(x)            For the period specified below (the “Lock-up Period”), the Company will not, without the prior written consent of the Representatives, (x) directly or indirectly, offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, or file with the Commission a registration statement under the Securities Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, or (y) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (x) above or this clause (y) is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; except that the Company may (A) issue and sell the Shares to be sold hereunder; (B) issue Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exchange of preferred shares or the exercise of warrants, options or other equity awards outstanding on the date hereof as described in the Disclosure Package and the Prospectus; (C) grant employee stock options, restricted stock awards or other equity awards pursuant to the terms of a plan in effect on the date hereof and described in the Disclosure Package and the Prospectus; (D) issue Common

Stock pursuant to the exercise of such options or other equity awards; and (E) issue Common Stock or securities convertible into or exchangeable or exercisable for Common Stock (in an amount not to exceed 10% of the total Common Stock outstanding on the date of such issuance) in connection with the acquisition by the Company of another entity, provided that each recipient of such shares during the Lock-Up Period shall sign and deliver a Lock-Up Agreement. The initial Lock-Up Period will commence on the date of this Agreement and continue for 75 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.  The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.  The Company will cause each of its directors and senior officers listed on Schedule E hereto to execute and deliver a Lock-up Agreement prior to the First Closing Date.

5.             Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Optional Shares to be purchased on each Subsequent Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of officers of the Company and the Selling Stockholders made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a)           On the date hereof, the Representatives shall have received from Ernst & Young LLP, independent public accountants for the Company, a signed “comfort letter” dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(b)           The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

(c)           Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Shares, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares.

(d)           On the First Closing Date and any Subsequent Closing Date, the Representatives shall have received (i) an opinion, dated such Closing Date, of Mayer Brown LLP, counsel for the Company and the Selling Stockholders (except for Edgewater), containing opinions substantially in the form of Exhibit B-1 and Exhibit B-2 hereto and (ii) a negative assurance letter with respect to the Registration Statement, the Disclosure Package and the Prospectus in form and substance reasonably acceptable to the Representatives.

(e)           On the First Closing Date and any Subsequent Closing Date, the Representatives shall have received an opinion, dated such Closing Date, of Vedder Price P.C., counsel for Edgewater, containing such opinion substantially in the form of Exhibit B-3 hereto.

(f)            On the First Closing Date and any Subsequent Closing Date, the Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, in form and substance reasonably acceptable to the Representatives, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)           On the First Closing Date and any Subsequent Closing Date, the Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers shall state that, to the best of their knowledge after reasonable investigation:  (i) the representations and warranties of the Company in this Agreement are true and correct; (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (iii) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and (iv) subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the prospects, condition (financial or otherwise), business, properties, management or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Disclosure Package and the Prospectus or as described in such certificate.

(h)           On the First Closing Date and any Subsequent Closing Date, the Representatives shall have received from Ernst & Young LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to such First Closing Date or Subsequent Closing Date.

(i)            Lock-Up Agreements shall have been executed and delivered to the Representatives on or before the First Closing Date, by all directors and senior officers of the Company listed on Schedule E hereto and by the Selling Stockholders listed on Schedule B hereto.

(j)            The Custody Agreement and Power of Attorney with respect to each Selling Stockholder shall have been executed and delivered by such Selling Stockholder and shall be in full force and effect.

(k)           If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Optional Shares on any Subsequent Closing Date which is after the First Closing Date, the obligations of the several Underwriters to purchase the relevant Optional Shares, may be terminated by the Representatives by notice to the Company and the Selling Stockholders at any time at or prior to the First Closing Date or any Subsequent Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4(a)(vii) and except that Sections 2, 6, 8, 14 and 15 shall survive any such termination and remain in full force and effect.

The Company and the Selling Stockholders will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of any Subsequent Closing Date or otherwise.

6.             Indemnification and Contribution.  (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any who controls such Underwriter within the meaning of Section 15 of the Securities Act, and each Selling Stockholder, its directors and officers and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Securities Act, against any loss, claim, damage, liability or expense, joint or several, to which such Underwriter, Selling Stockholder or other person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse each such Underwriter, Selling Stockholder or other person for any legal or other expenses reasonably incurred by any of them  in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through any of the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in clause (c) of this Section 6.

(b)           Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person who controls such Underwriter within the meaning of Section 15 of the Securities Act, the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act,  against any loss, claim, damage, liability or expense, joint or several, to which such Underwriter, the Company or such other person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter, the Company and such other person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that each Selling Stockholder shall only be subject to such liability to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Selling Stockholder Information of such Selling Stockholder.

(c)           Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and each Selling Stockholder, its directors and officers and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Securities Act, against any loss, claim, damage, liability or expense to which the Company, such Selling Stockholder or other person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through any of the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company, such Selling Stockholder or other person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the preliminary prospectus and the Prospectus furnished on behalf of each Underwriter:  the information in the first paragraph under the heading “Underwriting—Commissions and Discounts,” the information in the second sentence of the first paragraph and the second, third and fourth paragraphs under the heading “Underwriting—Price Stabilization, Short Positions” and the information under the heading “Underwriting—Electronic Offer, Sale and Distribution of Shares”.

(d)           Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to entry of any judgment with respect to any pending or threatened litigation, or any investigation or proceeding by any governmental agency or body, or any claim whatsoever in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.  No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any action or claim effected without its consent.

(e)           If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected by the indemnified party without such indemnifying party’s written consent if (i) such settlement is entered into in good faith by the indemnified party more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f)            If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the loss, claim, damage, liability or expense referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits of the Company, the Selling Stockholders and the Underwriters from the offering of the Shares or (ii) if the allocation provided in the preceding clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the preceding clause (i) but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such loss, claim, damage, liability or expense as well as any other relevant equitable considerations.  The relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Selling Stockholders and the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the loss, claim, damage, liability or expense referred to in the first sentence of this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (f).  Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting commissions received by such Underwriter in connection with the offering of the Shares exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint.

(g)           The obligations of the Company and each Selling Stockholder under this Section 6 shall be in addition to any liability which the Company and each Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and each Selling Stockholder, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company and each Selling Stockholder within the meaning of the Securities Act.

7.             Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on either the First Closing Date or any Subsequent Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Selling Stockholders for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 8 (provided that if such default occurs with respect to Optional Shares after the Closing Date, this Agreement will not terminate as to the Firm Shares or any Optional Shares purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

8.             Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, the several Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company, the Selling Stockholders, and the Underwriters pursuant to Section 6 shall remain in effect, and if any Shares have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 4 shall also remain in effect.  If the purchase of the Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 5(c), the Company and the Selling Stockholders will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Shares.

9.             Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention:  Syndicate Department, with a copy to ECM Legal, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention:  Equity Syndicate Desk, Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention:  Equity Syndicate Department; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at TAL International Group, Inc., 100 Manhattanville Road, Purchase, NY 10577-2135, Attention:  Marc Pearlin, or, if sent to the Selling Stockholders or any of them individually, will be mailed, delivered or telegraphed and confirmed to The Jordan Company, L.P. at 767 Fifth Avenue, New York, NY 10153; provided, however, that any notice to an Underwriter pursuant to Section 6 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

10.           Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.  For the avoidance of doubt, no purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

11.           Representation of Underwriters and Selling Stockholders.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by Merrill Lynch will be binding upon all the Underwriters.  The Jordan Company, L.P. will act as attorney-in-fact for the Selling Stockholders (in such capacity, the “Attorney-in-Fact”) in connection with such transactions, and any action under or in respect of this Agreement taken by the Attorney-in-Fact will be binding upon all the Selling Stockholders.

12.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13.           Absence of Fiduciary Relationship.  The Company and each of the Selling Stockholders acknowledge and agree that:

(a)           the several Underwriters have been retained solely to act as underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between Company and any of the Selling Stockholders and any of the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Representatives or any other Underwriter has advised or is advising the Company or any of the Selling Stockholders on other matters;

(b)           the price of the Shares set forth in this Agreement was established by the Company and the Selling Stockholders following discussions and arms-length negotiations with the several Underwriters, and the Company and the Selling Stockholders are each capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           the Company and the Selling Stockholders have each been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Stockholders and that the several Underwriters have no obligation to disclose such interests and transactions to the Company or any of the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship;

(d)           the Underwriters have not provided any legal, acounting, regulatory or tax advice with respect to the offering of the Shares, and each of the Company and the Selling Stockholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate; and

(e)           the Company and each of the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against each of the Representatives and any other Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the several Underwriters shall have no liability (whether direct or indirect) to the Company or any of the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any of the Selling Stockholders, including stockholders, employees or creditors of the Company or any Selling Stockholder.

14.           Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15.           APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

The Company, each of the Selling Stockholders and each of the Underwriters hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company and the Attorney-in-Fact for the Selling Stockholders one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the several Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours,

TAL INTERNATIONAL GROUP, INC.

By	/s/ Brian M. Sondey
	Name:	Brian M. Sondey
	Title:	President, Chief Executive Officer and Director

THE JORDAN COMPANY, L.P.
By:	The Jordan Company, GP, LLC,
its General Partner

By	/s/ A. Richard Caputo, Jr.
	Name:	A. Richard Caputo, Jr.
	Title:	Authorized Member

As Attorney-in-Fact Acting on Behalf of Each of the Selling Stockholders Named on Schedule B hereto

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By	/s/ Pei-Tse Wu
	Name:	Pei-Tse Wu
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By	/s/ Goksu Yolac
	Name:	Goksu Yolac
	Title:	Executive Director

WELLS FARGO SECURITIES, LLC

By	/s/ David Herman
	Name:	David Herman
	Title:	Director

Acting on behalf of themselves and as the Representatives of the several Underwriters named in Schedule A hereto

SCHEDULE A

UNDERWRITER	NUMBER OF FIRM SHARES TO BE PURCHASED
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,117,500
J.P. Morgan Securities LLC	1,430,000
Wells Fargo Securities, LLC	962,500
Keefe, Bruyette & Woods, Inc.	330,000
Morgan Keegan & Company, Inc.	330,000
Robert W. Baird & Co. Incorporated	330,000
Total	5,500,000

A-1

SCHEDULE B

SELLING STOCKHOLDER	NUMBER OF FIRM SHARES TO BE SOLD	NUMBER OF OPTIONAL SHARES TO BE SOLD
The Resolute Fund, L.P.(1)	2,190,530	602,396
The Resolute Fund Singapore PV, L.P.(1)	86,139	23,689
The Resolute Fund Netherlands PV I, L.P.(1)	103,367	28,426
The Resolute Fund Netherlands PV II, L.P.(1)	86,139	23,689
The Resolute Fund NQP, L.P.(1)	2,584	711
JZ Capital Partners Limited	265,620	73,046
Edgewater Private Equity Fund III, L.P.(2)	36,574	10,058
Edgewater Private Growth Capital Partners, L.P.(2)	229,047	62,985
Total	3,000,000	825,000

(1)  The Resolute Fund, L.P., The Resolute Fund Singapore PV, L.P., The Resolute Fund Netherlands PV I, L.P., The Resolute Fund Netherlands PV II, L.P., and The Resolute Fund NQP, L.P. are collectively referred to herein as “The Resolute Funds”.

(2)  Edgewater Private Equity Fund III, L.P. and Edgewater Private Growth Capital Partners, L.P. are collectively referred to herein as “Edgewater”.

B-1

SCHEDULE C

ISSUER FREE WRITING PROSPECTUSES

None.

CERTAIN INFORMATION

Number of Shares Offered by the Company:  2,500,000

Number of Shares Offered by the Selling Stockholders:  3,000,000

Public Offering Price:  $36.00

C-1

SCHEDULE D

SIGNIFICANT SUBSIDIARIES OF TAL INTERNATIONAL GROUP, INC.

Name	Jurisdiction of Incorporation
TAL International Container Corporation	Delaware

D-1

SCHEDULE E

LOCK-UP PARTIES

Brian M. Sondey

John Burns

Adrian Dunner

Kevin Valentine

Marc Pearlin

Malcolm P. Baker

A. Richard Caputo, Jr.

Claude Germain

Brian J. Higgins

John W. Jordan II

Frederic H. Lindeberg

David W. Zalaznick

Douglas J. Zych

E-1

Exhibit A

Form of Lock-Up Agreement

                        , 2011

Merrill Lynch, Pierce, Fenner & Smith
Incorporated,

J.P. Morgan Securities LLC and
Wells Fargo Securities, LLC

as Representatives of the several
Underwriters to be named in the
within-mentioned Underwriting Agreement

c/o  Merrill Lynch, Pierce, Fenner & Smith
Incorporated

One Bryant Park
New York, New York  10036

Re:                               Proposed Public Offering by TAL International Group, Inc.

Dear Sirs:

The undersigned, a stockholder [and an officer and/or director] of TAL International Group, Inc., a Delaware corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), J.P. Morgan Securities LLC (“J.P. Morgan”) and Wells Fargo Securities, LLC (“Wells Fargo” and, together with Merrill Lynch and J.P. Morgan, the “Representatives”) propose to enter into a Underwriting Agreement (the “Underwriting Agreement”) with the Company and the Selling Stockholders providing for the public offering of shares (the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 75 days from the date of the Underwriting Agreement (subject to extensions as discussed below, such 75-day period is herein referred to as the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) each of the Representatives receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, and (3) except with respect to clauses (iii) and (iv) below, such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)                                     as a bona fide gift or gifts; or

(ii)                                  to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)                               as a distribution to limited partners or stockholders of the undersigned; or

(iv)                              to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(v)                                 to any beneficiary pursuant to a will or laws of descent.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Notwithstanding the foregoing, if:

(1)                                  during the last 17 days of the 75-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)                                  prior to the expiration of the 75-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 75-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless each of the Representatives waives, in writing, such extension.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 75-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 75-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature:

Print Name:

Exhibit B-1
Form of Opinion of Mayer Brown LLP,
as Counsel to the Company(1)

1.                                       The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in the State of New York.

2.                                       The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Disclosure Package and the Prospectus.

3.                                       The Shares of Common Stock to be sold by the Company have been duly authorized and, when delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and the issuance of such Shares will not be subject to any preemptive or similar rights, except such as have been satisfied or waived on or prior to the date hereof.

4.                                       The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

5.                                       To our knowledge, there are no contracts, agreements or understandings known to us between the Company and any person granting such person the right to require the Company to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act that have not been satisfied or waived prior to the date hereof.

6.                                       The Company is not and, after giving effect to the offering and sale of the Shares to be sold by the Company and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.

7.                                       The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene any provision of (A) any United States federal or New York State statute or the Delaware General Corporation Law which, in our opinion, based on our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (“Applicable Laws”), except that we do not express any opinion with respect to state securities laws, (B) the certificate of incorporation or by-laws of the Company, (C) any agreement or other instrument binding upon the Company or any of its subsidiaries that is filed as an exhibit to the Company’s Annual Report on Form 10-K, or (D) any judgment, order or decree of any United States federal or New York or Delaware State governmental body, agency or court having jurisdiction over the Company or any subsidiary and known to us.

8.                                       Based upon our review of the Applicable Laws, no consent, approval, authorization or order of, or qualification with, any United States federal or New York or Delaware State governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, except such as have been obtained and made under the Securities Act and the Exchange Act

(1) References to (i) the “Disclosure Package” mean the preliminary prospectus supplement, dated as of March 28, 2011, relating to the offering of the Shares, together with the base prospectus dated as of December 30, 2010, that is filed with the Commission pursuant to Rule 424(b) and the information set forth under “Certain Information” in Schedule C to the Underwriting Agreement, and (ii) the “Prospectus” mean the final prospectus supplement, dated as of March 31, 2011, relating to the offering of the Shares, together with the base prospectus dated as of December 30, 2010, that is filed with the Commission pursuant to Rule 424(b), in each case, including the document incorporated by reference therein.

or as may be required the securities or Blue Sky laws of the various jurisdictions in connection with the offer and sale of the Shares.

9.                                       The statements in the Disclosure Package and the Prospectus under the captions “Description of Capital Stock—Common Stock” and “Certain United States Federal Tax Considerations to Non-U.S. Holders” to the extent that such statements purport to summarize the terms of the Company’s capital stock, legal matters or documents specifically referred to therein, in each case subject to the qualifications, exceptions and limitations described therein, are accurate in all material respects.

10.                                 We do not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any contracts or documents of a character that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement and are not so described or filed.

11.                                 The Registration Statement has been declared effective by the Commission under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); and, to the best of our knowledge, based upon oral acknowledgement by the staff of the Commission at [•] a.m., on the date hereof, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted under the Securities Act.

12.                                 Each of the Registration Statement as of its most recent time of effectiveness with respect to the Underwriters as determined pursuant to Rule 430B, the Disclosure Package, as of its date, and the Prospectus, as of its date, in each case (other than the financial statements and schedules and related notes thereto, other financial and accounting data included or incorporated by reference therein or omitted therefrom or the part of the Registration Statement that constitutes the Statements of Eligibility on Form T-1 contained therein, as to which we express no opinion) appeared on its face to comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder.

13.                                 Each Significant Subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus. Each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in each of the jurisdictions specified on Schedule A hereto.  All of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is, to our knowledge, owned free from liens, encumbrances and defects, except for the liens, encumbrances and defects set forth on Schedule B hereto.

We have examined various documents and participated in conferences with representatives of the Company and its accountants and with representatives of the Underwriters and their counsel at which times the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed.  However, except as specifically noted in our opinion in paragraph (9) above, we are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus or making any representation that we have independently verified or checked the accuracy, completeness or fairness of such statements.  Also, we are expressing no view as to the financial statements or schedules or related notes thereto, other financial and accounting data included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus or omitted therefrom or the part of the Registration Statement that constitutes the Statements of Eligibility on Form T-1.  Subject to the foregoing, we advise you that no facts have come to our attention that caused us to believe that (i) the Registration Statement, at the most recent time of effectiveness with respect to the Underwriters as determined pursuant to Rule 430B, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The foregoing opinions are strictly limited to the matters stated herein, and no other or more extensive opinion is intended or implied or to be inferred beyond the matters expressly stated herein.

Exhibit B-2
Form of Opinion of Mayer Brown LLP,
as Counsel to the Selling Stockholders (other than Edgewater)

1.                                       The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder.

2.                                       The execution and delivery by each Selling Stockholder of, and the performance by each Selling Stockholder of its obligations under, the Underwriting Agreement, the Power of Attorney and the Custody Agreement of each Selling Stockholder will not contravene any provision of any United States federal or New York State statute or the Delaware General Corporation Law which, in our opinion, based on our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (“Applicable Laws”) or the constituent documents of each Selling Stockholder, or any material agreement or material instrument of which we have knowledge and to which a Selling Stockholder is a party and to which any of the property or assets of the Selling Stockholders may be subject, or any judgment, order or decree of any United States federal or New York or Delaware State governmental body, agency or court having jurisdiction over the Company or any subsidiary and known to us.

3.                                       Based upon our review of Applicable Law, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by each Selling Stockholder of its obligations under the Underwriting Agreement, the Power of Attorney or the Custody Agreement of each Selling Stockholder, or in connection with the offer, sale or delivery of the Shares, except such as have been obtained and made under the Securities Act and the Exchange Act or as may be required by the securities or Blue Sky laws of the various jurisdictions in connection with the offer and sale of the Shares.

4.                                       The Custody Agreement and the Power of Attorney of each Selling Stockholder have been duly authorized, executed and delivered by such Selling Stockholder and each is a valid and binding agreement of such Selling Stockholder.

5.                                       To our knowledge, each Selling Stockholder, as of the date hereof, has valid and unencumbered title to the Shares to be delivered by such Selling Stockholder on the date hereof, and has full right, power and authority to sell, assign, transfer and deliver such Shares pursuant to the Underwriting Agreement.

6.                                       Upon payment for the Shares to be sold by each Selling Stockholder pursuant to the Underwriting Agreement, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (1) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (2) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement (within the meaning of Section 8-102 of the UCC) in respect of such Shares and (3) no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement; in giving this opinion, we have assumed that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

Exhibit B-3
Form of Opinion of Vedder Price P.C.,
as Counsel to Edgewater

(1)                                  Upon execution and delivery of the Underwriting Agreement by one of the Attorneys-in-Fact (as defined in the Custody Agreement) on behalf of the Edgewater Stockholders, the Underwriting Agreement will have been duly authorized, executed and delivered by or on behalf of each of the Edgewater Stockholders;

(2)                                  the execution and delivery by each of the Edgewater Stockholders of, and the performance by each of the Edgewater Stockholders of its respective obligations under, the Transaction Documents will not contravene any provision of Applicable Law or the Edge III LPA or EGCP LPA, as applicable, or any agreement or other instrument Actually Known to us to be binding upon the Edgewater Stockholders or any judgment, order or decree of any governmental body, agency, self-regulatory organization or court having jurisdiction over the Edgewater Stockholders and Actually Known to us;

(3)                                  no consent, approval, authorization or order of, or qualification with, any governmental body, agency, court or self regulatory agency is required for the performance by the Edgewater Stockholders of their respective obligations under the Transaction Documents, except such (A) as specified in the Transaction Documents and (B) as may be required under the federal securities laws or the securities or Blue Sky laws of any applicable jurisdiction in connection with the offer and sale of the Edgewater Shares;

(4)                                  the Custody Agreement has been duly authorized, executed and delivered by each of the Edgewater Stockholders and is the valid and binding agreement of each Edgewater Stockholder party thereto; and

(5)                                  upon payment for the Edgewater Shares pursuant to the Underwriting Agreement, delivery of the Edgewater Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust & Clearing Corporation (“DTC”), registration of the Edgewater Shares in the name of Cede or such other nominee and the crediting of the Edgewater Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the Illinois Uniform Commercial Code (the “Illinois UCC”) to the Edgewater Shares), (A) DTC shall be a “protected purchaser” of the Edgewater Shares within the meaning of Section 8-303 of the Illinois UCC, (B) under Section 8-501 of the Illinois UCC, the Underwriters will acquire a valid security entitlement (within the meaning of Section 8-102 of the Illinois UCC) in respect of the Edgewater Shares and (C) no action based on any “adverse claim” (within the meaning of Section 8-102 of the Illinois UCC) to the Edgewater Shares may be validly asserted against the Underwriters with respect to such security entitlement; for the purposes of this opinion, we have assumed, with your approval, that when such payment, delivery and crediting occur, (x) the Edgewater Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the Illinois UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the Illinois UCC.